Term Sheet To prospectus dated December 1, 2005, prospectus supplement dated October 12, 2006 and product supplement no. 108-I dated December 13, 2007	Term Sheet to Product Supplement No. 108-I Registration Statement No. 333-130051 Dated April 4, 2008; Rule 433

Structured Investments	JPMorgan Chase & Co. $ Upside Auto Callable Reverse Exchangeable Notes due October 31, 2008 Each Linked to the Common Stock of a Different Single Reference Stock Issuer

General
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This term sheet relates to four (4) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. You may participate in any of the four (4) note offerings or, at your election, in two or more of the offerings. This term sheet does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Stocks described below.

•
The notes are designed for investors who seek an interest rate that is higher than the current dividend yield on the applicable Reference Stock or the yield on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing (i) to forgo the potential to participate in the appreciation of the applicable Reference Stock, (ii) to accept the risks of owning the common stock of the applicable Reference Stock issuer, (iii) to assume the risk that the notes will be automatically called and the investor will receive less interest than if the notes are not automatically called, and, (iv) if the notes are not automatically called, to lose some or all of their principal at maturity.

•	Investing in the notes is not equivalent to investing in the shares of an issuer of any of the Reference Stocks.
•
Each issue of offered notes will pay interest monthly at the applicable fixed rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, if the notes are not automatically called, the payment at maturity will be based on the Final Share Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Share Price by more than the applicable Protection Amount during the Monitoring Period, as described below. If the notes are automatically called you will receive, for each $1,000 principal amount note, $1,000 plus accrued and unpaid interest.

•
If the notes are not automatically called, payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof), in each case, together with any accrued and unpaid interest, as described below.

•	Minimum denominations of $1,000 and integral multiples thereof.

Key Terms
Automatic Call:	If on the Call Date, the closing price of the applicable Reference Stock is greater than the applicable Initial Share Price, the notes will be automatically called.
Payment if Called:
If the notes are automatically called, on the Call Settlement Date, for each $1,000 principal amount note, you will receive $1,000 plus any accrued and unpaid interest to but excluding the Call Settlement Date.

Payment at Maturity:
If the notes are not automatically called, the payment at maturity, in excess of any accrued and unpaid interest, will be based on the performance of the applicable Reference Stock. If the notes are not automatically called, for each $1,000 principal amount note, you will receive $1,000 plus any accrued and unpaid interest at maturity, unless:
(1)  the applicable Final Share Price is less than the applicable Initial Share Price; and
(2)  on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount.
If the notes are not automatically called and the conditions described in both (1) and (2) are satisfied, at maturity you will receive, in addition to any accrued and unpaid interest and instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Value thereof). Fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Value thereof will most likely be substantially less than the principal amount of your notes, and may be zero.

Maturity Date:	October 31, 2008*
Pricing Date:	On or about April 25, 2008
Settlement Date:	On or about April 30, 2008
Call Date:	July 28, 2008*
Call Settlement Date:	July 31, 2008*, which is the third business day after the Call Date.
Observation Date:	October 28, 2008*
Interest Payment Date:
Interest on the notes will be payable monthly in arrears on the last calendar day of each month (each such date, an “Interest Payment Date”), commencing May 31, 2008, to and including the Interest Payment Date corresponding to the Maturity Date, unless the notes are automatically called. If the notes are automatically called, interest will accrue to but excluding the Call Settlement Date, and will be payable on each Interest Payment Date occurring before the Call Settlement Date and on the Call Settlement Date. See “Selected Purchase Considerations — Monthly Interest Payments” in this term sheet for more information.

Monitoring Period:	The period from the Pricing Date to and including the Observation Date.
Physical Delivery Amount:	The number of shares of the applicable Reference Stock, per $1,000 principal amount note, equal to $1,000 divided by the applicable Initial Share Price, subject to adjustments.
Cash Value:
For each Reference Stock, the amount in cash equal to the product of (1) $1,000 divided by the Initial Share Price of such Reference Stock and (2) the Final Share Price of such Reference Stock, subject to adjustments.

Initial Share Price:
The closing price of the applicable Reference Stock on the Pricing Date. The Initial Share Price is subject to adjustments in certain circumstances. See “Description of Notes — Payment at Maturity” and “General Terms of Notes — Anti-Dilution Adjustments” in the accompanying product supplement no. 108-I for further information about these adjustments.

Final Share Price:	The closing price of the applicable Reference Stock on the Observation Date.

			Interest Rate						Approximate Tax Allocation of Monthly Coupon†
	Page Number	Ticker Symbol	If Not Automatically Called	If Automatically Called	Protection Amount	Initial Share Price	CUSIP	Approximate Monthly Coupon	Interest on Deposit	Put Premium
Google Inc.	TS-4	GOOG	6.375% (equivalent to 12.75% per annum)	3.1875% (equivalent to 12.75% per annum)	20% of the Initial Share Price		48123MM74	$10.63	20.78%	79.22%
Monsanto Company	TS-6	MON	7.00% (equivalent to 14.00% per annum)	3.50% (equivalent to 14.00% per annum)	40% of the Initial Share Price		48123MM82	$11.67	18.93%	81.07%
Research In Motion Limited	TS-8	RIMM	7.50% (equivalent to 15.00% per annum)	3.75% (equivalent to 15.00% per annum)	40% of the Initial Share Price		48123MM90	$12.50	17.67%	82.33%
Wachovia Corporation	TS-10	WB	9.00% (equivalent to 18.00% per annum)	4.50% (equivalent to 18.00% per annum)	40% of the Initial Share Price		48123MN24	$15.00	14.72%%	85.28%
*
Subject to postponement in the event of a market disruption event and as described under “Description of Notes — Automatic Call” or “Description of Notes — Payment at Maturity,” as applicable, in the accompanying product supplement no. 108-I.

†
Based on one reasonable treatment of the notes, as described herein under “Selected Purchase Considerations  — Tax Treatment as a Unit Comprising a Put Option and a Deposit” and in the accompanying product supplement no. 108-I under “Certain U.S. Federal Income Tax Consequences” on page PS-29. The allocations presented herein were determined as of April 3, 2008; the actual allocations will be determined as of the Pricing Date and may differ.

Investing in the Upside Auto Callable Reverse Exchangeable Notes involves a number of risks. See “Risk Factors” beginning on page PS-8 of the accompanying product supplement no. 108-I and “Selected Risk Considerations” beginning on page TS-2 of this term sheet.
JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this term sheet
Neither the SEC nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this term sheet or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Fees and Commissions (1)	Proceeds to Us
Per note	$	$	$
Total	$	$	$
(1)
In no event will the fees and commissions received by J.P. Morgan Securities Inc., which we refer to as JPMSI, which include concessions to be allowed to other dealers, exceed $60.00 per $1,000 principal amount note for any of the four (4) offerings listed above. For more detailed information about fees, commissions and concessions, please see “Supplemental Underwriting Information” on the last page of this term sheet.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMorgan
April 4, 2008

Additional Terms Specific to Each Note Offering

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus, each prospectus supplement, product supplement no. 108-I and this term sheet if you so request by calling toll-free 866-535-9248.

This term sheet relates to four (4) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (not to a basket or index that includes another Reference Stock). You may participate in any of the four (4) note offerings or, at your election, in two or more of the offerings. You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase. While each note offering relates only to a single Reference Stock identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to that Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.

You should read this term sheet together with the prospectus dated December 1, 2005, as supplemented by the prospectus supplement dated October 12, 2006 relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 108-I dated December 13, 2007. This term sheet, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 108-I, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. 108-I dated December 13, 2007:
http://sec.gov/Archives/edgar/data/19617/000089109207005388/e29538-424b2.pdf

•	Prospectus supplement dated October 12, 2006:
http://www.sec.gov/Archives/edgar/data/19617/000089109206003117/e25276_424b2.pdf

•	Prospectus dated December 1, 2005:
http://www.sec.gov/Archives/edgar/data/19617/000089109205002389/e22923_base.txt

Our Central Index Key, or CIK, on the SEC website is 19617. As used in this term sheet, the “Company,” “we,” “us” or “our” refers to JPMorgan Chase & Co.

Selected Purchase Considerations

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THE NOTES OFFER A HIGHER INTEREST RATE THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY ISSUED BY US OR AN ISSUER WITH A COMPARABLE CREDIT RATING — The notes will pay interest at an Interest Rate depending upon the applicable Reference Stock, as indicated on the cover of this term sheet. We believe that the applicable Interest Rate is higher than the yield received on debt securities of comparable maturity issued by us or an issuer with a comparable credit rating. Because the notes are our senior unsecured obligations, any interest payment or any payment at maturity is subject to our ability to pay our obligations as they become due.

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MONTHLY INTEREST PAYMENTS — The notes offer monthly interest payments at the applicable Interest Rate set forth on the cover of this term sheet. Interest will be payable monthly in arrears on the last calendar day of each month (each such date, an “Interest Payment Date”), commencing May 31, 2008, to and including the Interest Payment Date corresponding to the Maturity Date, unless the notes are automatically called. If the notes are automatically called, interest will accrue to but excluding the Call Settlement Date, and will be payable on each Interest Payment Date occurring before the Call Settlement Date and on the Call Settlement Date. Interest will be payable to the holders of record at the close of business on the date 15 calendar days prior to the applicable Interest Payment Date or Call Settlement Date. If an Interest Payment Date is not a business day, payment will be made on the next business day immediately following such day, but no additional interest will accrue as a result of the delayed payment.

•
POTENTIAL EARLY EXIT WITH FULL PRINCIPAL PROTECTION AS A RESULT OF THE AUTOMATIC CALL FEATURE — If the closing price of the applicable Reference Stock is greater than the applicable Initial Share Price on the Call Date, your notes will be automatically called prior to the maturity date. Under these circumstances, on the Call Settlement Date, for each $1,000 principal amount note, you will receive $1,000 plus accrued and unpaid interest to but excluding the Call Settlement Date.

•
THE NOTES DO NOT GUARANTEE THE RETURN OF YOUR PRINCIPAL IF THE NOTES ARE NOT AUTOMATICALLY CALLED — If the notes are not automatically called, your return of principal at maturity is protected so long as the applicable Final Share Price does not decline from the applicable Initial Share Price or the closing price of the applicable Reference Stock does not decline, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount on any day during the Monitoring Period. However, if the notes are not automatically called, if the applicable Final Share Price declines from the applicable Initial Share Price and the closing price of the applicable Reference Stock on any day during the Monitoring Period has declined by more than the applicable Protection Amount, you could lose the entire principal amount of your notes.

JPMorgan Structured Investments —
Upside Auto Callable Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

•
TAX TREATMENT AS A UNIT COMPRISING A PUT OPTION AND A DEPOSIT — You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 108-I. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special tax counsel, Davis Polk & Wardwell, it is reasonable to treat the notes for U.S. federal income tax purposes as units comprising: (i) a put option written by you that is automatically terminable in circumstances where the Automatic Call occurs and that, if not terminated, requires you to purchase the Reference Stock from us (or, at our option, the cash value thereof) at maturity under circumstances where the payment at maturity is the Physical Delivery Amount and (ii) a deposit of $1,000 per $1,000 principal amount note to secure your potential obligation to purchase the Reference Stock. We will determine the portion of each coupon payment that we will allocate to interest on the Deposit and to Put Premium, respectively, and will provide those allocations in the pricing supplement for the notes. By purchasing the notes, you agree to treat the notes for U.S. federal income tax purposes consistently with our treatment and allocations as described above. If the notes had priced on April 3, 2008, the coupon payments and the percentages thereof that we would have treated as interest on the Deposit and as Put Premium would have been as specified on the cover of this term sheet. The actual allocations that we will determine for the notes may differ from those hypothetical allocations, and will depend upon a variety of factors, including actual market conditions and our borrowing costs for debt instruments of comparable maturities on the Pricing Date. Assuming this characterization is respected, amounts treated as interest on the Deposit will be taxed as ordinary income while the Put Premium will not be taken into account prior to maturity or sale including an automatic call. However, there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt, in which case the timing and character of any income or loss on the notes could be significantly and adversely affected. In addition, on December 7, 2007, Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of“prepaid forward contracts” and similar instruments. While it is not clear whether the notes would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the notes are the character of income or loss (including whether the Put Premium might be currently included as ordinary income) and the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice. Purchasers who are not initial purchasers of notes at the issue price should also consult their tax advisers with respect to the tax consequences of an investment in the notes, including possible alternative characterizations, as well as the allocation of the purchase price of the notes between the Deposit and the Put Option.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 108-I dated December 13, 2007.

•
YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of principal if the notes are not automatically called. If the notes are not automatically called, the payment at maturity will be based on the applicable Final Share Price and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Share Price by more than the applicable Protection Amount on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a predetermined number of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof). The market value of those shares of the applicable Reference Stock or the Cash Value thereof will most likely be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.

•
THE AUTOMATIC CALL FEATURE MAY FORCE A POTENTIAL EARLY EXIT — The notes will be called before maturity if the closing price of the applicable Reference Stock is greater than the applicable Initial Share Price on the Call Date. Under these circumstances, the amount of interest payable on the notes will be less than the full amount of interest that would have been payable if the notes were held to maturity, and, for each $1,000 principal amount note, you will receive $1,000 plus accrued and unpaid interest to but excluding the Call Settlement Date.

•
YOUR PROTECTION MAY TERMINATE ON ANY DAY DURING THE TERM OF THE NOTES — If the notes are not automatically called and, on any day during the Monitoring Period, the closing price of the applicable Reference Stock declines below the applicable Initial Share Price minus the applicable Protection Amount, you will at maturity be fully exposed to any depreciation in the applicable Reference Stock. We refer to this feature as a contingent buffer. Under these circumstances, and if the applicable Final Share Price is less than the applicable Initial Share Price, you will receive at maturity a predetermined number of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof) and, consequently, you will lose 1% of the principal amount of your investment for every 1% decline in the applicable Final Share Price compared to the applicable Initial Share Price. You will be subject to this potential loss of principal even if the price of the applicable Reference Stock subsequently recovers such that the applicable Final Share Price is above the applicable Initial Share Price minus the applicable Protection Amount. If these notes had a non-contingent buffer feature, under the same scenario, you would have received the full principal amount of your notes plus accrued and unpaid interest at maturity. As a result, your investment in the notes may not perform as well as an investment in a security with a return that includes a non-contingent buffer.

JPMorgan Structured Investments —
Upside Auto Callable Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

•
YOUR RETURN ON THE NOTES IS LIMITED TO THE PRINCIPAL AMOUNT PLUS ACCRUED INTEREST REGARDLESS OF ANY APPRECIATION IN THE VALUE OF THE APPLICABLE REFERENCE STOCK — If the notes are not automatically called, unless (i) the applicable Final Share Price is less than the applicable Initial Share Price and (ii) on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount, for each $1,000 principal amount note, you will receive $1,000 at maturity plus any accrued and unpaid interest, regardless of any appreciation in the value of the applicable Reference Stock, which may be significant. If the notes are automatically called, for each $1,000 principal amount note, you will receive $1,000 on the Call Settlement Date plus any accrued and unpaid interest, regardless of the appreciation in the value of the applicable Reference Stock, which may be significant. Accordingly, the return on the notes may be significantly less than the return on a direct investment in the applicable Reference Stock during the term of the notes.

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NO OWNERSHIP RIGHTS IN THE APPLICABLE REFERENCE STOCK — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.

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NO AFFILIATION WITH THE REFERENCE STOCK ISSUERS — We are not affiliated with the issuers of the Reference Stocks. We assume no responsibility for the adequacy of the information about the Reference Stock issuers contained in this term sheet or in product supplement no. 108-I. You should make your own investigation into the Reference Stocks and their issuers. We are not responsible for the Reference Stock issuers’ public disclosure of information, whether contained in SEC filings or otherwise.

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RISKS ASSOCIATED WITH NON-U.S. SECURITIES — An investment in the notes linked to the value of non-U.S. equity securities, such as the common shares of Research In Motion Limited (“RIM” and such common shares, the “common stock of RIM”) which is issued by a Canadian issuer and traded on both The NASDAQ Stock Market in U.S. dollars and the Toronto Stock Exchange in Canadian dollars, involves risks associated with the home country of the issuer of the non-U.S. equity securities. The notes linked to the common stock of RIM are linked to such common stock quoted and traded in U.S. dollars on The NASDAQ Stock Market, which may trade differently from such common stock, quoted and traded in Canadian dollars on the Toronto Stock Exchange. Non-U.S. companies, such as those in Canada, are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules different from those applicable to U.S. reporting companies. The prices of non-U.S. equity securities may be affected by political, economic, financial and social factors in the home country of the issuer of the non-U.S. equity securities, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such country may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such country may be subjected to different and, in some cases, more adverse economic environments.

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THE NOTES LINKED TO THE COMMON STOCK OF RIM ARE SUBJECT TO CURRENCY EXCHANGE RATE RISK — Because the common stock of RIM is quoted and traded in U.S. dollars on The NASDAQ Stock Market and in Canadian dollars on the Toronto Stock Exchange, fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar will likely affect the relative value of the common stock of RIM in the two different currencies and, as a result, will likely affect the market price of the common stock of RIM trading on The NASDAQ Stock Market. These trading differences and currency exchange may affect the market value of the notes and whether the closing price of the common stock of RIM will fall below the Protection Amount on any trading day during the Monitoring Period and whether the Final Share Price will be greater than, equal to or less than the Initial Share Price. The Canadian dollar has been subject to fluctuations against the U.S. dollar in the past, and may be subject to significant fluctuations in the future. Previous fluctuations or periods of relative stability in the exchange rate of the Canadian dollar and the U.S. dollar are not necessarily indicative of fluctuations or periods of relative stability in those rates that may occur over the term of the notes linked to the common stock of RIM are linked to such common stock. The exchange rate between the Canadian dollar and the U.S. dollar is the result of the supply of, and the demand for, those currencies. Changes in the exchange rate result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in Canada and the United States, including economic and political developments in other countries. Of particular importance are rates of inflation, interest rate levels, the balance of payments and the extent of governmental surpluses or deficits in Canada and the United States, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by Canada, the United States and other jurisdictions important to international trade and finance.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY — While the payment at maturity, if any, or upon an automatic call described in this term sheet is based on the full principal amount of your notes, the original issue price of the notes includes the agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates. As a result, and as a general matter, the price, if any, at which JPMSI will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the Maturity Date could result in a substantial loss to you. This secondary market price will also be affected by a number of factors aside from the agent’s commission and hedging costs, including those referred to under “Many Economic and Market Factors Will Impact the Value of the Notes” below.

The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.

JPMorgan Structured Investments —
Upside Auto Callable Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

•
LACK OF LIQUIDITY — The notes will not be listed on any securities exchange. JPMSI intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMSI is willing to buy the notes.

•
POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock issuers, including extending loans to, or making equity investments in, such Reference Stock issuer(s) or providing advisory services to such Reference Stock issuer(s). In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock issuers and these reports may or may not recommend that investors buy or hold the Reference Stock(s). As a prospective purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock issuer that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.

•
HEDGING AND TRADING IN THE REFERENCE STOCK — While the notes are outstanding, we or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to such Reference Stock(s). We or our affiliates may also trade in the Reference Stocks or instruments related to Reference Stock(s) from time to time. Any of these hedging or trading activities as of the Pricing Date and during the term of the notes could adversely affect our payment to you at maturity.

•
MANY ECONOMIC AND MARKET FACTORS WILL INFLUENCE THE VALUE OF THE NOTES — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other and which are set out in more detail in product supplement no. 108-I.

JPMorgan Structured Investments —
Upside Auto Callable Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

The Reference Stocks

Public Information

All information contained herein on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete. See “The Reference Stock” beginning on page PS-13 of the accompanying product supplement no. 108-I for more information.

Google Inc. (“Google”)

According to its publicly available filings with the SEC, Google is a global technology leader focused on improving the ways people connect with information. Google’s innovations in web search and advertising have made their web site a top internet destination. The class A common stock of Google, par value $.001 per share (which we refer to as the “common stock of Google”), is listed on The NASDAQ Stock Market, which we refer to as the Relevant Exchange for purposes of Google in the accompanying product supplement no. 108-I. Google’s SEC file number is 000-50726.

Historical Information of the Common Stock of Google

The following graph sets forth the historical performance of the common stock of Google based on the weekly closing price (in U.S. dollars) of the common stock of Google from August 20, 2004 through March 28, 2008. The common stock of Google commenced trading on The NASDAQ Stock Market on August 19, 2004. The closing price of the common stock of Google on April 3, 2008 was $455.12. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Google has experienced significant fluctuations. The historical performance of the common stock of Google should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Google during the term of the notes. We cannot give you assurance that the performance of the common stock of Google will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Google will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Google.

JPMorgan Structured Investments —
Upside Auto Callable Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Examples of Hypothetical Payment at Maturity or Upon an Automatic Call for a $1,000 Investment in the Notes Linked to the Common Stock of Google

The following table illustrates hypothetical payments at maturity or upon an automatic call on a $1,000 investment in the notes linked to the common stock of Google, based on a range of hypothetical Final Share Prices and closing prices on the Call Date of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:
•	the Initial Share Price:	$455.00	• the Protection Amount: $91.00
•	the Interest Rate:	6.375% (equivalent to 12.75% per annum) if the note is held to maturity
		3.1875% (equivalent to 12.75% per annum) if the note is automatically called
Hypothetical lowest closing price during the Monitoring Period	Hypothetical Closing Price on the Call Date	Hypothetical Final Share Price	Payment at Maturity**	Payment on Call Settlement Date**	Total Value of Payment Received at Maturity or on Call Settlement Date**
$432.25	$432.25	$910.00	$1,000.00	N/A	$1,000.00
$455.00	$910.00	N/A	N/A	$1,000.00	$1,000.00
$227.50	$432.25	$477.75	$1,000.00	N/A	$1,000.00
$227.50	$477.75	N/A	N/A	$1,000.00	$1,000.00
$455.00	$455.00	$455.00	$1,000.00	N/A	$1,000.00
$364.00	$409.50	$364.00	$1,000.00	N/A	$1,000.00
$227.50	$455.00	$432.25	2 shares of the Reference Stock or the Cash Value thereof	N/A	$950.00
$227.50	$386.75	$227.50	2 shares of the Reference Stock or the Cash Value thereof	N/A	$500.00
$113.75	$227.50	$113.75	2 shares of the Reference Stock or the Cash Value thereof	N/A	$250.00
$0.00	$136.50	$0.00	2 shares of the Reference Stock or the Cash Value thereof	N/A	$0.00
**
Note that you will receive at maturity or on the Call Settlement Date, as applicable, accrued and unpaid interest in cash, in addition to (1) at maturity, either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash or (2) on the Call Settlement Date, $1,000 in cash. Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity or on the Call Settlement Date, as applicable, set forth in the table above are calculated.

Example 1: The closing price of the Reference Stock on the Call Date is $477.75. Because the closing price of the Reference Stock of $477.75 on the Call Date is greater than the Initial Share Price of $455.00, the notes are automatically called and you will receive a payment on the Call Settlement Date of $1,000 per $1,000 principal amount note.

Example 2: The closing price of the Reference Stock on the Call Date was $432.25, the lowest closing price of the Reference Stock during the Monitoring Period was $227.50 and the Final Share Price is $477.75. Because the closing price of the Reference Stock of $432.25 on the Call Date was less than the Initial Share Price of $455.00, the notes are not automatically called. Because the Final Share Price of $477.75 is greater than the Initial Share Price of $455.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 3: The closing price of the Reference Stock on the Call Date was $455.00, the lowest closing price of the Reference Stock during the Monitoring Period was $227.50 and the Final Share Price is $432.25. Because the closing price of the Reference Stock of $455.00 on the Call Date was equal to the Initial Share Price of $455.00, the notes are not automatically called. Because the Final Share Price of $432.25 is less than the Initial Share Price of $455.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $432.25, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 4: The closing price of the Reference Stock on the Call Date was $386.75, and the closing price of the Reference Stock does not decline as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $227.50, a decline of more than the Protection Amount. Because the closing price of the Reference Stock of $386.75 on the Call Date was less than the Initial Share Price of $455.00, the notes are not automatically called. Because the Final Share Price of $227.50 is less than the Initial Share Price of $455.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $227.50, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 5: The closing price of the Reference Stock on the Call Date was $409.50, the Final Share Price of $364.00 is less than the Initial Share Price of $455.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock of $409.50 on the Call Date was less than the Initial Share Price of $455.00, the notes are not automatically called. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $364.00 is less than the Initial Share Price of $455.00.

Regardless of the performance of the Reference Stock, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of (1), if the notes are held to maturity, approximately $63.75 over the term of the notes or (2) if the notes are automatically called, approximately $31.875 from the issue date to but excluding the Call Settlement Date. If we had priced the notes on April 3, 2008 and the notes were not automatically called, you would have received 2 shares of the Reference Stock, or at our election, the Cash Value thereof, at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. If the notes are held to maturity, the actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the Pricing Date.

JPMorgan Structured Investments —
Upside Auto Callable Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Monsanto Company (“Monsanto”)

According to its publicly available filings with the SEC, Monsanto, along with its subsidiaries, is a global provider of agricultural products for farmers, including seeds, biotechnology trait products and herbicides. The common stock of Monsanto, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Monsanto in the accompanying product supplement no. 108-I. Information provided to or filed with the SEC by Monsanto pursuant to the Exchange Act can be located by reference to SEC file number 001-16167.

Historical Information of the Common Stock of Monsanto

The following graph sets forth the historical performance of the Reference Stock based on the weekly closing price (in U.S. dollars) of the Reference Stock from January 3, 2003 through March 28, 2008. The closing price of the common stock of Monsanto on April 3, 2008 was $117.79. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Monsanto has experienced significant fluctuations. The historical performance of the common stock of Monsanto should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Monsanto during the term of the notes. We cannot give you assurance that the performance of the common stock of Monsanto will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Monsanto will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Monsanto.

JPMorgan Structured Investments —
Upside Auto Callable Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Examples of Hypothetical Payment at Maturity or Upon an Automatic Call for a $1,000 Investment in the Notes Linked to the Common Stock of Monsanto

The following table illustrates hypothetical payments at maturity or upon an automatic call on a $1,000 investment in the notes linked to the common stock of Monsanto, based on a range of hypothetical Final Share Prices and closing prices on the Call Date of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:
•	the Initial Share Price:	$118.00	• the Protection Amount: $47.20
•	the Interest Rate:	7.00% (equivalent to 14.00% per annum) if the note is held to maturity
		3.50% (equivalent to 14.00% per annum) if the note is automatically called
Hypothetical lowest closing price during the Monitoring Period	Hypothetical Closing Price on the Call Date	Hypothetical Final Share Price	Payment at Maturity**	Payment on Call Settlement Date**	Total Value of Payment Received at Maturity or on Call Settlement Date**
$112.10	$112.10	$236.00	$1,000.00	N/A	$1,000.00
$118.00	$236.00	N/A	N/A	$1,000.00	$1,000.00
$59.00	$112.10	$123.90	$1,000.00	N/A	$1,000.00
$59.00	$123.90	N/A	N/A	$1,000.00	$1,000.00
$118.00	$118.00	$118.00	$1,000.00	N/A	$1,000.00
$70.80	$82.60	$70.80	$1,000.00	N/A	$1,000.00
$59.00	$118.00	$112.10	8 shares of the Reference Stock or the Cash Value thereof	N/A	$950.00
$59.00	$76.70	$59.00	8 shares of the Reference Stock or the Cash Value thereof	N/A	$500.00
$29.50	$59.00	$29.50	8 shares of the Reference Stock or the Cash Value thereof	N/A	$250.00
$0.00	$35.40	$0.00	8 shares of the Reference Stock or the Cash Value thereof	N/A	$0.00
**
Note that you will receive at maturity or on the Call Settlement Date, as applicable, accrued and unpaid interest in cash, in addition to (1) at maturity, either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash or (2) on the Call Settlement Date, $1,000 in cash. Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity or on the Call Settlement Date, as applicable, set forth in the table above are calculated.

Example 1: The closing price of the Reference Stock on the Call Date is $123.90. Because the closing price of the Reference Stock of $123.90 on the Call Date is greater than the Initial Share Price of $118.00, the notes are automatically called and you will receive a payment on the Call Settlement Date of $1,000 per $1,000 principal amount note.

Example 2: The closing price of the Reference Stock on the Call Date was $112.10, the lowest closing price of the Reference Stock during the Monitoring Period was $59.00 and the Final Share Price is $123.90. Because the closing price of the Reference Stock of $112.10 on the Call Date was less than the Initial Share Price of $118.00, the notes are not automatically called. Because the Final Share Price of $123.90 is greater than the Initial Share Price of $118.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 3: The closing price of the Reference Stock on the Call Date was $118.00, the lowest closing price of the Reference Stock during the Monitoring Period was $59.00 and the Final Share Price is $112.10. Because the closing price of the Reference Stock of $118.00 on the Call Date was equal to the Initial Share Price of $118.00, the notes are not automatically called. Because the Final Share Price of $112.10 is less than the Initial Share Price of $118.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $112.10, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 4: The closing price of the Reference Stock on the Call Date was $76.70, and the closing price of the Reference Stock does not decline as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $59.00, a decline of more than the Protection Amount. Because the closing price of the Reference Stock of $76.70 on the Call Date was less than the Initial Share Price of $118.00, the notes are not automatically called. Because the Final Share Price of $59.00 is less than the Initial Share Price of $118.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $59.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 5: The closing price of the Reference Stock on the Call Date was $82.60, the Final Share Price of $70.80 is less than the Initial Share Price of $118.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock of $82.60 on the Call Date was less than the Initial Share Price of $118.00, the notes are not automatically called. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $70.80 is less than the Initial Share Price of $118.00.

Regardless of the performance of the Reference Stock, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of (1), if the notes are held to maturity, approximately $70.00 over the term of the notes or (2) if the notes are automatically called, approximately $35.00 from the issue date to but excluding the Call Settlement Date. If we had priced the notes on April 3, 2008 and the notes were not automatically called, you would have received 8 shares of the Reference Stock, or at our election, the Cash Value thereof, at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. If the notes are held to maturity, the actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the Pricing Date.

JPMorgan Structured Investments —
Upside Auto Callable Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Research In Motion Limited (“RIM”)

According to its publicly available filings with the SEC, RIM, a Canadian company, is a leading designer, manufacturer and marketer of wireless solutions for the worldwide mobile communications market. RIM’s primary product offering is the BlackBerry® wireless solution, comprised of wireless devices, software and services. The common shares of RIM, no par value (which we refer to as the “common stock of RIM”), is listed on The NASDAQ Stock Market, which we refer to as the Relevant Exchange for purposes of RIM in the accompanying product supplement no. 34-VI. RIM’s SEC file number is 000-29898.

Historical Information of the Common Stock of RIM

The following graph sets forth the historical performance of the common stock of RIM based on the weekly closing price (in U.S. dollars) of the common stock of RIM from January 3, 2003 through March 28, 2008. The closing price of the common stock of RIM on April 3, 2008 was $122.58. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of RIM has experienced significant fluctuations. The historical performance of the common stock of RIM should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of RIM during the term of the notes. We cannot give you assurance that the performance of the common stock of RIM will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that RIM will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of RIM.

JPMorgan Structured Investments —
Upside Auto Callable Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Examples of Hypothetical Payment at Maturity for Each $1,000 Principal Amount Note

The following table illustrates hypothetical payments at maturity or upon an automatic call on a $1,000 investment in the notes linked to the common stock of RIM, based on a range of hypothetical Final Share Prices and closing prices on the Call Date and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:
•	the Initial Share Price:	$123.00	• the Protection Amount: $49.20
•	the Interest Rate:	7.50% (equivalent to 15.00% per annum) if the note is held to maturity
		3.75% (equivalent to 15.00% per annum) if the note is automatically called
Hypothetical lowest closing price during the Monitoring Period	Hypothetical Closing Price on the Call Date	Hypothetical Final Share Price	Payment at Maturity**	Payment on Call Settlement Date**	Total Value of Payment Received at Maturity or on Call Settlement Date**
$116.85	$116.85	$246.00	$1,000.00	N/A	$1,000.00
$123.00	$246.00	N/A	N/A	$1,000.00	$1,000.00
$61.50	$116.85	$129.15	$1,000.00	N/A	$1,000.00
$61.50	$129.15	N/A	N/A	$1,000.00	$1,000.00
$123.00	$123.00	$123.00	$1,000.00	N/A	$1,000.00
$73.80	$86.10	$73.80	$1,000.00	N/A	$1,000.00
$61.50	$123.00	$116.85	8 shares of the Reference Stock or the Cash Value thereof	N/A	$950.00
$61.50	$79.95	$61.50	8 shares of the Reference Stock or the Cash Value thereof	N/A	$500.00
$30.75	$61.50	$30.75	8 shares of the Reference Stock or the Cash Value thereof	N/A	$250.00
$0.00	$36.90	$0.00	8 shares of the Reference Stock or the Cash Value thereof	N/A	$0.00
**
Note that you will receive at maturity or on the Call Settlement Date, as applicable, accrued and unpaid interest in cash, in addition to (1) at maturity, either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash or (2) on the Call Settlement Date, $1,000 in cash. Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity or on the Call Settlement Date, as applicable, set forth in the table above are calculated.

Example 1: The closing price of the Reference Stock on the Call Date is $129.15. Because the closing price the Reference Stock of $129.15 on the Call Date is greater than the Initial Share Price of $123.00, the notes are automatically called and you will receive a payment on the Call Settlement Date of $1,000 per $1,000 principal amount note.

Example 2: The closing price of the Reference Stock on the Call Date was $116.85, the lowest closing price of the Reference Stock during the Monitoring Period was $61.50 and the Final Share Price is $129.15. Because the closing price of the Reference Stock of $116.85 on the Call Date was less than the Initial Share Price of $123.00, the notes are not automatically called. Because the Final Share Price of $129.15 is greater than the Initial Share Price of $123.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 3: The closing price of the Reference Stock on the Call Date was $123.00, the lowest closing price of the Reference Stock during the Monitoring Period was $61.50 and the Final Share Price is $116.85. Because the closing price of the Reference Stock of $123.00 on the Call Date was equal to the Initial Share Price of $123.00, the notes are not automatically called. Because the Final Share Price of $116.85 is less than the Initial Share Price of $123.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $116.85, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 4: The closing price of the Reference Stock on the Call Date was $79.95, and the closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $61.50, a decline of more than the Protection Amount. Because the closing price of the Reference Stock of $79.95 on the Call Date was less than the Initial Share Price of $123.00, the notes are not automatically called. Because the Final Share Price of $61.50 is less than the Initial Share Price of $123.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $61.50, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 5: The closing price of the Reference Stock on the Call Date was $86.10, the Final Share Price of $73.80 is less than the Initial Share Price of $123.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock of $86.10 on the Call Date was less than the Initial Share Price of $123.00, the notes are not automatically called. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $73.80 is less than the Initial Share Price of $123.00.

Regardless of the performance of the Reference Stock, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of (1), if the notes are held to maturity, approximately $75.00 over the term of the notes or (2) if the notes are automatically called, approximately $37.50 from the issue date to but excluding the Call Settlement Date. If we had priced the notes on April 3, 2008 and the notes were not automatically called, you would have received 8 shares of the Reference Stock, or at our election, the Cash Value thereof, at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. If the notes are held to maturity, the actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the Pricing Date.

JPMorgan Structured Investments —
Upside Auto Callable Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Wachovia Corporation (“Wachovia”)

According to its publicly available filings with the SEC, Wachovia provides a range of commercial and retail banking and trust services through full-service banking offices in the United States. Wachovia also provides various other financial services including mortgage banking, investment banking, investment advisory, home equity lending, asset-based lending, leasing, insurance, international and securities brokerage services. The common stock of Wachovia, par value $3.33 1/3 per share is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Wachovia in the accompanying product supplement no. 68-I. Wachovia’s SEC file number is 001-10000.

Historical Information of the Common Stock of Wachovia

The following graph sets forth the historical performance of the common stock of Wachovia based on the weekly closing price (in U.S. dollars) of the common stock of Wachovia from January 3, 2003 through March 28, 2008. The closing price of the common stock of Wachovia on April 3, 2008 was $28.37. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Wachovia has experienced significant fluctuations. The historical performance of the common stock of Wachovia should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Wachovia during the term of the notes. We cannot give you assurance that the performance of the common stock of Wachovia will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Wachovia will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Wachovia.

JPMorgan Structured Investments —
Upside Auto Callable Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Examples of Hypothetical Payment at Maturity or Upon an Automatic Call for a $1,000 Investment in the Notes Linked to the Common Stock of Wachovia

The following table illustrates hypothetical payments at maturity or upon an automatic call on a $1,000 investment in the notes linked to the common stock of Wachovia, based on a range of hypothetical Final Share Prices and closing prices on the Call Date of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:
•	the Initial Share Price:	$28.00	• the Protection Amount: $11.20
•	the Interest Rate:	9.00% (equivalent to 18.00% per annum) if the note is held to maturity
		4.50% (equivalent to 18.00% per annum) if the note is automatically called
Hypothetical lowest closing price during the Monitoring Period	Hypothetical Closing Price on the Call Date	Hypothetical Final Share Price	Payment at Maturity**	Payment on Call Settlement Date**	Total Value of Payment Received at Maturity or on Call Settlement Date**
$26.60	$26.60	$56.00	$1,000.00	N/A	$1,000.00
$28.00	$56.00	N/A	N/A	$1,000.00	$1,000.00
$14.00	$26.60	$29.40	$1,000.00	N/A	$1,000.00
$14.00	$29.40	N/A	N/A	$1,000.00	$1,000.00
$28.00	$28.00	$28.00	$1,000.00	N/A	$1,000.00
$16.80	$19.60	$16.80	$1,000.00	N/A	$1,000.00
$14.00	$28.00	$26.60	35 shares of the Reference Stock or the Cash Value thereof	N/A	$950.00
$14.00	$18.20	$14.00	35 shares of the Reference Stock or the Cash Value thereof	N/A	$500.00
$7.00	$14.00	$7.00	35 shares of the Reference Stock or the Cash Value thereof	N/A	$250.00
$0.00	$8.40	$0.00	35 shares of the Reference Stock or the Cash Value thereof	N/A	$0.00
**
Note that you will receive at maturity or on the Call Settlement Date, as applicable, accrued and unpaid interest in cash, in addition to (1) at maturity, either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash or (2) on the Call Settlement Date, $1,000 in cash. Also note that if you receive the Physical Delivery Amount at maturity, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity or on the Call Settlement Date, as applicable, set forth in the table above are calculated.

Example 1: The closing price of the Reference Stock on the Call Date is $29.40. Because the closing price of the Reference Stock of $29.40 on the Call Date is greater than the Initial Share Price of $28.00, the notes are automatically called and you will receive a payment on the Call Settlement Date of $1,000 per $1,000 principal amount note.

Example 2: The closing price of the Reference Stock on the Call Date was $26.60, the lowest closing price of the Reference Stock during the Monitoring Period was $14.00 and the Final Share Price is $29.40. Because the closing price of the Reference Stock of $26.60 on the Call Date was less than the Initial Share Price of $28.00, the notes are not automatically called. Because the Final Share Price of $29.40 is greater than the Initial Share Price of $28.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 3: The closing price of the Reference Stock on the Call Date was $28.00, the lowest closing price of the Reference Stock during the Monitoring Period was $14.00 and the Final Share Price is $26.60. Because the closing price of the Reference Stock of $28.00 on the Call Date was equal to the Initial Share Price of $28.00, the notes are not automatically called. Because the Final Share Price of $26.60 is less than the Initial Share Price of $28.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $26.60, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 4: The closing price of the Reference Stock on the Call Date was $18.20, and the closing price of the Reference Stock does not decline as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $14.00, a decline of more than the Protection Amount. Because the closing price of the Reference Stock of $18.20 on the Call Date was less than the Initial Share Price of $28.00, the notes are not automatically called. Because the Final Share Price of $14.00 is less than the Initial Share Price of $28.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $14.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 5: The closing price of the Reference Stock on the Call Date was $19.60, the Final Share Price of $16.80 is less than the Initial Share Price of $28.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock of $19.60 on the Call Date was less than the Initial Share Price of $28.00, the notes are not automatically called. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $16.80 is less than the Initial Share Price of $28.00.

Regardless of the performance of the Reference Stock, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of (1), if the notes are held to maturity, approximately $90.00 over the term of the notes or (2) if the notes are automatically called, approximately $45.00 from the issue date to but excluding the Call Settlement Date. If we had priced the notes on April 3, 2008 and the notes were not automatically called, you would have received 35 shares of the Reference Stock, or at our election, the Cash Value thereof, at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. If the notes are held to maturity, the actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the Pricing Date.

JPMorgan Structured Investments —
Upside Auto Callable Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer

Supplemental Underwriting Information

If the notes linked to the common stock of Google priced today, JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $40.00 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $27.50 per $1,000 principal amount note. The concessions of approximately $27.50 include concessions to be allowed to selling dealers and concessions to be allowed to an arranging dealer. The actual commission received by JPMSI may be more or less than $40.00 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMSI exceed $60.00 per $1,000 principal amount note.

If the notes linked to the common stock of Monsanto priced today, JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $40.00 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $27.50 per $1,000 principal amount note. The concessions of approximately $27.50 include concessions to be allowed to selling dealers and concessions to be allowed to an arranging dealer. The actual commission received by JPMSI may be more or less than $40.00 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMSI exceed $60.00 per $1,000 principal amount note.

If the notes linked to the common stock of RIM priced today, JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $40.00 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $27.50 per $1,000 principal amount note. The concessions of approximately $27.50 include concessions to be allowed to selling dealers and concessions to be allowed to an arranging dealer. The actual commission received by JPMSI may be more or less than $40.00 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMSI exceed $60.00 per $1,000 principal amount note.

If the notes linked to the common stock of Wachovia priced today, JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $40.00 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $27.50 per $1,000 principal amount note. The concessions of approximately $27.50 include concessions to be allowed to selling dealers and concessions to be allowed to an arranging dealer. The actual commission received by JPMSI may be more or less than $40.00 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMSI exceed $60.00 per $1,000 principal amount note.

The total aggregate principal amount of any series of notes being offered by this term sheet may not be purchased by investors in the applicable offering. Under these circumstances, JPMSI will retain the unsold portion of the applicable offering and has agreed to hold such notes for investment for a period of at least 30 days. The unsold portion of any series of notes will not exceed 15% of the aggregate principal amount of those notes. Any unsold portion may affect the supply of applicable notes available for secondary trading and, therefore, could adversely affect the price of the applicable notes in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

See “Underwriting” beginning on page PS-35 of the accompanying product supplement no. 108-I.

JPMorgan Structured Investments —
Upside Auto Callable Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer